N E W S R E L E A S E	TeraForce Reports Fourth Quarter and Full Year 2004 Results

Contact:	Patty Dickerson, Investor Relations — 469-330-4969 pdickerson@teraforce-tech.com

RICHARDSON, TEXAS (March 30, 2005) – TeraForce Technology Corporation (OTCBB: TERA) today announced financial results for the fourth quarter and fiscal year ended December 31, 2004.

Financial Results
Net revenue for the fourth quarter of 2004 was $971,000, compared to $2,170,000 in the same quarter last. For the full year of 2004, net revenue was $9,385,000 compared to $6,207,000 in 2003.

Gross profit for the fourth quarter of 2004 was $350,000. This compares to gross profit for the fourth quarter last year of $937,000. The operating loss for the fourth quarter of 2004 amounted to $1,369,000 versus $759,000 in the fourth quarter of 2003. For the full year of 2004 the operating loss was $1,239,000 as compared to $5,771,000 in 2003. Net revenue and operating loss for the year ended December 31, 2004 include the effect of $3,400,000 in license fees received pursuant to the Company’s technology licensing agreement with VISTA Controls.

The net loss for the fourth quarter of 2004 was $1,801,000 ($0.01 per share) as compared to $1,822,000 ($0.01 per share) in the fourth quarter of 2003. For the year ended December 31, 2004, the net loss was $2,880,000 ($0.02 per share) versus a loss of $8,559,000 ($0.07 per share) in the previous year.

Net income for 2004 includes non-cash charges totaling approximately $1,026,000 related to the amortization of warrant and other costs arising from financing transactions.

Management Comment
Herman M. Frietsch, Chairman and CEO of TeraForce commented, “Despite an overall year to year improvement in operating results, our progress during the second half of 2004 and the first quarter of 2005 has been disappointing, primarily due to an unexpected shortfall in revenue attributable to delays in orders from certain key programs. These delays were not related to our products and are not unusual in the early stages of new production programs.

“From a current perspective, we continue to see strong growth prospects in our primary markets and have recently seen a decided up-tick in order flow. In addition, we are encouraged by early market response to our new Nexus product that was launched at the annual Bus and Board industry show in late January of this year. We are optimistic that the resumed order flow, as well as the impact of Nexus, will contribute to a much-improved second quarter of 2005 and beyond.

“We are working directly with VISTA Controls to resolve the delays in availability of the ruggedized VQG4. Though we had expected this new product to be available in 2004, we continue to see opportunities for this product.

“Our recent financing transactions announced two weeks ago help meet working capital needs created by the shortfall in our operating results. We are continuing to work with our other debt holders in order to address debt maturities scheduled for later in 2005. While these arrangements have not been concluded, we have made considerable progress.”

Conference Call Scheduled
The Company will also host a management conference call Wednesday, March 30, 2005 at
2:30 p.m. Central Standard Time, to review the matters discussed in this release. Stockholders and investors interested in attending the conference call should dial 800-374-1498 ten minutes prior to the call, reservation code 5050183. A live webcast of the conference call will also be available on the TeraForce website http://www.teraforcetechnology.com/.

A replay of the conference call will be available later that day from 5:00 p.m. Central Standard Time through 5:00 p.m. Central Daylight Time on April 30, 2005. To access the playback, please call
800-642-1687. The reservation code for the replay is 5050183. A replay will be available online through the TeraForce website http://www.teraforcetechnology.com/.

About TeraForce Technology Corporation
Based in Richardson, Texas, TeraForce Technology Corporation (OTCBB: TERA) designs, develops, produces and sells high-density embedded computing platforms and digital signal processing products, primarily for applications in the defense electronics industry. TeraForce’s primary operating unit is DNA Computing Solutions, Inc., www.dnacomputingsolutions.com.

Except for the historical information contained herein, the statements in this announcement are forward looking statements which involve risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward looking statements. Factors that might cause such a difference include, but are not limited to, those relating to: general economic conditions; success in the development and market acceptance of new and existing products; dependence on suppliers, third party manufacturers and channels of distribution; contingent liabilities; customer and product concentration; fluctuations in customer demand; maintaining access to external sources of capital; ability to attract and retain key management and technical personnel; issues regarding intellectual property rights; overall management of the Company’s expansion; and other risk factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

TERAFORCE TECHNOLOGY CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
December 31, 2004 and 2003
(Thousands of dollars, except share data)

	2004	2003
Assets

Current assets:
Cash and cash equivalents	$3	$165
Accounts receivable, net of allowance of $30 in 2003	150	1,935
Inventories	854	1,595
Prepaid expenses and other current assets	516	537

Total current assets	1,523	4,232
Property and equipment, net	335	378
Investment in affiliate	100	250
Other assets	1,086	488

	$3,044	$5,348

Liabilities and Stockholders’ Deficit

Current liabilities:
Current portion of notes payable	$6,634	$700
Accrued liabilities	2,670	1,686
Accounts payable	584	1,495
Deferred revenue	100	1,550
Total current liabilities	9,988	5,431
Long-term notes payable	1,364	5,909
Other long-term liabilities	-	795
Commitments and contingencies
Stockholders’ deficit:
Common Stock, $.01 par value. Authorized 250,000,000 shares, 133,561,425 and 130,837,186 shares issued in 2004 and 2003, respectively	1,336	1,308
Additional paid-in capital	190,525	189,194
Accumulated deficit	(198,582)	(195,702)

	(6,721)	(5,200)
Less 400,474 shares of common stock in treasury -at cost	(1,587)	(1,587)

Total stockholders’ deficit	(8,308)	(6,787)

	$3,044	$5,348

TERAFORCE TECHNOLOGY CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Thousands of dollars, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
		(unaudited)
Net revenue	$971	$2,170	$9,385	$6,207
Cost of revenue	621	1,233	3,634	3,998

Gross profit	350	937	5,751	2,209

Expenses:
Engineering and development	478	511	2,009	2,574
Selling and administrative	1,241	1,185	4,981	4,707
Write-off of receivable from unconsolidated affiliate	–	–	–	699

	1,719	1,696	6,990	7,980

Operating loss	(1,369)	(759)	(1,239)	(5,771)

Other income (expense):
Litigation costs, net of insurance reimbursement	–	(25)	(50)	(442)
Share of loss and adjustment to carrying value of unconsolidated affiliate	–	–	(50)	(452)
Interest expense	(461)	(1,072)	(1,560)	(1,847)
Interest income and other	29	34	19	(47)

	(432)	(1,063)	(1,641)	(2,788)

Net loss	$(1,801)	$(1,822)	$(2,880)	$(8,559)

Basic and diluted loss per share:
Net loss per share	$(0.01)	$(.01)	$(.02)	$(0.07)

Weighted average number of common shares outstanding (thousands) basic and diluted	133,161	125,073	132,430	119,111

TERAFORCE TECHNOLOGY CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Cash Flows
(Thousands of dollars)

	Years ended December 31,
	2004	2003
Cash flows from operating activities:
Net loss $	(2,880)	$(8,559)
Adjustments to reconcile net loss to net cash used in operating activities:
Utilization of prepaid services	-	193
Depreciation and amortization	221	247
Amortization of deferred financing costs	1,026	1,448
Amounts related to unconsolidated affiliate	50	1,151
Other	(19)	369
Change in operating assets and liabilities:
Accounts receivable	1,786	(1,362)
Inventories	741	758
Deferred revenue	(1,550)	1,550
Accounts payable and accrued liabilities	(411)	(571)
Net cash used in operating activities	(1,036)	(4,776)

Cash flows from investing activities:
Capital expenditures	(156)	(32)
Investment in temporary cash investments	-	457
Investment in affiliate	100	-
Software development costs	(9)	(137)
Net cash provided by investing activities	(65)	288

Cash flows from financing activities:
Proceeds from issuance of notes payable	1,175	4,046
Proceeds from issuance of common stock	-	1,494
Principal payments on notes payable	(300)	(1,000)
Proceeds from exercise of common stock warrants	57	36
Proceeds from exercise of employee stock options	7	22
Net cash provided by financing activities	939	4,598

Net increase (decrease) in cash and cash equivalents	(162)	110
Cash and cash equivalents, beginning of year	165	55
Cash and cash equivalents, end of year	$3	$165